Exhibit 23.1

Board of Directors
Firstar Exploration Corporation
Pocatello, Idaho

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 24, 2006, on the financial statements of Firstar Exploration Corporation as of December 31, 2005 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.

WILLIAMS & WEBSTER, P.S.

Williams & Webster, P.S.
Spokane, Washington

September 14, 2006